Exhibit 10.3

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of July 23, 2014, is made by and among TerraForm Power, Inc., a Delaware corporation (the “Corporation”), TerraForm Power, LLC, a Delaware limited liability company (“Terra LLC”), SunEdison, Inc. (“SunEdison”) and the other Persons from time to time party hereto in accordance with Section 4.1 hereof (collectively with SunEdison, the “Terra LLC Unitholders”).

WHEREAS, the parties hereto desire to provide for the exchange of certain Terra LLC Units and Class B or Class B1 Common Stock, as applicable, for shares of Class A Common Stock (each as defined herein), upon the election of a Terra LLC Unitholder, whereby (a) such Terra LLC Unitholder would surrender all or a portion of its Terra LLC Units and a corresponding number of shares of Class B or Class B1 Common Stock, as applicable, to Terra LLC, (b) the Corporation will issue and contribute a corresponding number of shares of Class A Common Stock to Terra LLC for delivery of such shares by Terra LLC to the exchanging Terra LLC Unitholder, (c) Terra LLC will issue a corresponding number of additional Class A Units (as defined herein) to the Corporation, (d) Terra LLC will cancel the surrendered Terra LLC Units and the Corporation will cancel the corresponding shares of Class B or Class B1 Common Stock, as applicable (each as defined herein), and (e) Terra LLC will deliver the shares of Class A Common Stock it receives from the Corporation to the exchanging Terra LLC Unitholder, in each case on the terms and subject to the conditions set forth herein.

WHEREAS, the parties hereto desire that the exchange of Terra LLC Units and the Class B or Class B1 Common Stock, as applicable, for shares of Class A Common Stock pursuant to this Agreement constitute a taxable sale or exchange, for federal income tax purposes, of Terra LLC Units by the applicable Terra LLC Unitholder in exchange for Class A Common Stock (in conjunction with the cancellation of Class B or Class B1 Common Stock, as applicable).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Section 1.1 Effective Time. This Agreement shall become effective immediately prior to the consummation of the initial public offering of the Class A Common Stock on the date first above written (the “Effective Time”).

Section 1.2 Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Terra LLC Operating Agreement (as defined herein), and the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Applicable Securities Laws” means the Securities Act of 1933, as amended (the “Securities Act”), and any applicable securities laws of a state or foreign jurisdiction.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Corporation.

“Class A Units” means the Class A Units of Terra LLC, with such rights and privileges as set forth in the Terra LLC Operating Agreement.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Corporation.

“Class B Units” means the Class B Units of Terra LLC, with such rights and privileges as set forth in the Terra LLC Operating Agreement.

“Class B1 Common Stock” means the Class B1 common stock, par value $0.01 per share, of the Corporation.

“Class B1 Units” means the Class B1 Units of Terra LLC, with such rights and privileges as set forth in the Terra LLC Operating Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disqualified Person” means (a) any federal, state or local government (including any political subdivision, agency or instrumentality thereof), (b) any organization described in Section 501(c) of the Code and exempt from tax under Section 501(a) of the Code, (c) any entity referred to in Section 54(j)(4) of the Code, (d) any Person described in Section 50(d)(1) of the Code, (e) any Person who is not a “United States Person” as defined in Section 7701(a)(30) of the Code (other than a foreign partnership or foreign passthrough entity), unless (with respect to the Company or any Subsidiary of the Company) such Person is a foreign person or entity that is subject to U.S. federal income tax on more than fifty percent (50%) of the gross income for the taxable year derived by such Person from the Company or such Subsidiary and thus qualifies for the exception of section 168(h)(2)(B) of the Code, or (f) any partnership or other “pass-through entity” (within the meaning of Section 1603(g)(4) of the American Recovery and Reinvestment Tax Act of 2009, as amended, including a single-member disregarded entity and a foreign partnership or foreign pass-through entity, but excluding a “real estate investment trust” as defined in section 856(a) of the Code and a cooperative organization described in section 1381(a) of the Code, neither of which shall constitute a pass-through entity for purposes of this clause (f)) any direct or indirect partner (or other holder of an equity or profits interest) of which is described in clauses (a) through (e) above unless such person owns such direct or indirect interest in the partnership or pass-through entity through a “taxable C corporation”, as that term is used in the Section 1603 Program Guidance; provided, that if and to the extent the definition of “disqualified person” under Section 1603(g) of the American Recovery and Reinvestment Tax Act of 2009, as amended, is amended after the date hereof, the definition of “Disqualified Person” hereunder shall be interpreted to conform to such amendment and any guidance issued by the U.S. Treasury Department with respect thereto.

“Effective Time” has the meaning set forth in Section 1.1 of this Agreement.

“Election of Exchange” has the meaning set forth in Section 2.1(b) of this Agreement.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Date” has the meaning set forth in Section 2.1(b) of this Agreement.

“Exchange Rate” means the number of shares of Class A Common Stock for which a Terra LLC Unit is entitled to be Exchanged. On the date of this Agreement, the Exchange Rate shall be 1, subject to adjustment pursuant to Section 2.2 of this Agreement.

“Governmental Entity” means any supra-national, national, state, provincial or local governmental authority, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“IPO” means the closing of the initial public offering and sale by the Corporation of shares of Class A Common Stock.

“Permitted Transferee” has the meaning given to such term in Section 4.1 of this Agreement.

“Person” means any individual, partnership, corporation, limited liability company, trust or other entity, including any Governmental Entity.

“Requisite Holders” means, as of the applicable determination date, each Terra LLC Unitholder, if any, who, together with its Affiliates and Permitted Transferees, beneficially owns at least a majority of the then outstanding Terra LLC Units (excluding any Terra LLC Units held by the Corporation or any of its subsidiaries).

“Riverstone” means R/C US Solar Investment Partnership, L.P., a Delaware limited partnership.

“Subsidiary” means, with respect to any Person, (i) a corporation a majority of whose capital stock with the general voting power under ordinary circumstances to vote in the election of directors of such corporation (irrespective of whether or not, at the time, any other class or classes of securities shall have, or might have, voting power by reason of the happening of any contingency) is, at the date of determination thereof, beneficially owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including a joint venture, a general or limited partnership or a limited liability company, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, beneficially own at least a majority of the ownership interests entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing such functions) or act as the general partner or managing member of such other Person.

“Terra LLC Operating Agreement” means the Amended and Restated Operating Agreement of Terra LLC, dated on or about the date hereof, as such agreement may be amended from time to time in accordance with the terms thereof.

“Terra LLC Unit” means each of the Class B and Class B1 Units of Terra LLC now or hereafter held by any Terra LLC Unitholder.

“Terra LLC Unitholder” means SunEdison and any Permitted Transferee to whom SunEdison (or another Permitted Transferee) transfers some or all of the Terra LLC Units owned by such Person in accordance with the terms of the Terra LLC Operating Agreement (including Section 7.3 thereof).

ARTICLE II

Section 2.1 Exchange of Terra LLC Units for Class A Common Stock.

(a) Subject to compliance with Applicable Securities Laws, each Terra LLC Unitholder shall be entitled at any time and from time to time, upon the terms and subject to the conditions hereof and the Terra LLC Operating Agreement, to surrender all or a portion of its Terra LLC Units to Terra LLC in exchange for the delivery by Terra LLC to the exchanging Terra LLC Unitholder of a number of shares of Class A Common Stock that is equal to the product of the number of Terra LLC Units surrendered multiplied by the Exchange Rate (each such exchange, an “Exchange”); provided that, (i) each Exchange shall be for a minimum of the lesser of 1,000 Terra LLC Units or all of the Terra LLC Units held by such Terra LLC Unitholder and (ii) such exchanging Terra LLC Unitholder must be the record holder of the number of shares of Class B or Class B1 Common Stock that is equal to the number of Terra LLC Units surrendered. In connection with such exchange, (A) a corresponding number of shares of Class B or Class B1 Common Stock, as applicable, held by the exchanging Terra LLC Unitholder must be surrendered to Terra LLC for delivery of such shares by Terra LLC to the Corporation for cancellation, (B) the Corporation will issue and contribute a corresponding number of shares of Class A Common Stock to Terra LLC for delivery of such shares by Terra LLC to the exchanging Terra LLC Unitholder, (C) Terra LLC will issue a corresponding number of additional Class A Units to the Corporation, (D) Terra LLC will cancel the surrendered Terra LLC Units and the Corporation will cancel the corresponding shares of Class B or Class B1 Common Stock, as applicable, and (E) Terra LLC will deliver the shares of Class A Common Stock it receives from the Corporation to the exchanging Terra LLC Unitholder.

(b) A Terra LLC Unitholder shall exercise its right to Exchange Terra LLC Units as set forth in Section 2.1(a) above by delivering to the Corporation and to Terra LLC a written election of exchange in respect of the Terra LLC Units to be Exchanged substantially in the form of Exhibit A hereto (an “Election of Exchange”), duly executed by such holder or such holder’s duly authorized representative, in each case delivered during normal business hours at the principal executive offices of the Corporation and of Terra LLC. An Election of Exchange may specify that the Exchange is to be contingent (including as to timing) upon the occurrence of any transaction or event, including the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of Class A Common Stock or any merger, consolidation or other business combination. Subject to (i) Section 2.4(b) of this Agreement, (ii) the payment by the applicable Terra LLC Unitholder of any amount required to be paid under Section 2.1(c) and (iii) the surrender to Terra LLC of the unit certificates, if any, and duly executed unit powers associated with the Terra LLC Units subject to the Exchange, the Exchange shall be deemed to have been effected on (A) the Business Day immediately following receipt of the applicable Election of Exchange or (B) such later date specified in or pursuant to the applicable Election of Exchange (such date specified in clause (A) or (B), as applicable, the “Exchange Date”), and as promptly as practicable following the applicable Exchange Date, the Corporation shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Common Stock or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of Terra LLC, the number of shares of Class A Common Stock deliverable upon such Exchange. Terra LLC shall then deliver or cause to be delivered such shares of Class A Common Stock to the relevant exchanging Terra LLC Unitholder (or its designee). Notwithstanding anything herein to the contrary, any exchanging Terra LLC Unitholder may withdraw or amend an Election of Exchange, in whole or in part, prior to the effectiveness of the Exchange, at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Exchange Date (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Corporation and to Terra LLC, specifying (1) the number of Terra LLC Units being withdrawn, (2) the number of Terra LLC Units, if any, as to which the Election of Exchange remains in effect and (3) if such exchanging Terra LLC Unitholder so determines, a new Exchange Date or any other new or revised information permitted in an Election of Exchange. On the Exchange Date, all rights of the exchanging Terra LLC Unitholder as a holder of such Terra LLC Units shall cease and such Terra LLC Units shall be cancelled, and Terra LLC shall issue to the Corporation a number of Class A Units equal to the number of such Terra LLC Units cancelled. On the Exchange Date, the exchanging Terra LLC Unitholder shall be treated for all purposes as having become the record holder of the shares of Class A Common Stock to be exchanged for the cancelled Terra LLC Units. In connection with the Exchange, the Corporation shall automatically cancel shares of Class B or B1 Common Stock, as applicable, held by the exchanging Terra LLC Unitholder, immediately after such shares of common stock are transferred to Terra LLC, in an amount corresponding to the number of Terra LLC Units being exchanged in accordance with this Section 2.1. The Corporation shall take such actions as may be required to ensure the performance by Terra LLC of its obligations under this Section 2.1(b) and the foregoing Section 2.1(a).

(c) Terra LLC, the Corporation and the exchanging Terra LLC Unitholder shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that Terra LLC shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Terra LLC Unitholder that requested the Exchange, then such Terra LLC Unitholder and/or the person in whose name such shares are to be delivered shall pay to Terra LLC the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Terra LLC that such tax has been paid or is not payable.

(d) Each of the Corporation and Terra LLC covenants and agrees that it will not take any action that would pose a material risk that Terra LLC could be treated as a “publicly traded partnership” for U.S. federal income tax purposes. Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the opinion of legal counsel or a qualified tax advisor to Terra

LLC, such an Exchange would present a material risk that such Exchange would cause Terra LLC to cease to be classified as a partnership or to be classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code for U.S. federal income tax purposes.

(e) For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Terra LLC Unitholder shall not be entitled to Exchange Terra LLC Units to the extent the Corporation or Terra LLC reasonably determines in good faith that such Exchange (i) would be prohibited by applicable law or regulation, including Applicable Securities Laws, or (ii) would not be permitted under any other agreement between such Terra LLC Unitholder and the Corporation or its subsidiaries (including the Terra LLC Operating Agreement).

(f) Notwithstanding anything to the contrary herein, no Terra LLC Unitholder may directly or indirectly, sell, exchange, assign, pledge, hypothecate, mortgage, gift, or otherwise transfer, dispose of or encumber, whether voluntary or involuntary or by operation of law (any of the foregoing, solely for purposes of this Section 2.1(f), a “transfer”) any of such Terra LLC Unitholder’s Terra LLC Units (including any transfers of the equity interests of a direct or indirect holder of Units that is classified as a partnership or disregarded entity for U.S. federal income tax purposes) so as to cause any of such Terra LLC Units to be treated as if they are owned by a Disqualified Person. Any such transfer, if attempted, shall be void ab initio and instead shall be deemed an election by such Terra LLC Unitholder, as of the date of such attempted transfer and without any further action by such Terra LLC Unitholder, to exercise its right to Exchange all of such Terra LLC Units as set forth in Section 2.1(a) above.

Section 2.2 Adjustment. The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Class A Units, Class B Units or Class B1 Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock; (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Class A Units, Class B Units or Class B1 Units; (c) (1) any issuance of shares of (x) Class A Common Stock by the Corporation or (y) Class A Units to the Corporation that is not accompanied by (2) the issuance of an identical number of (x) Class A Units to the Corporation (in the case of clause (c)(1)(x)) or (y) shares of Class A Common Stock (in the case of clause (c)(1)(y)), as applicable; or (d) (1) any issuance of (x) shares of Class B or Class B1 Common Stock by the Corporation or (y) Class B or Class B1 Units to SunEdison or its Permitted Transferees that is not accompanied by (2) the issuance of an identical number of (x) Class B or Class B1 Units to SunEdison or to any Permitted Transferee of SunEdison (in the case of clause (d)(1)(x)) or (y) shares of Class B or Class B1 Common Stock to SunEdison or its Permitted Transferees (in the case of clause (d)(1)(y)). If there is (i) any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property or (ii) and any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction, then upon any subsequent Exchange, an exchanging Terra LLC Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Terra LLC Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any such subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to the Class A Units, Class B Units or Class B1 Units held by the Corporation, SunEdison and SunEdison’s Permitted Transferees as of the date hereof, as well as any Class A Units, Class B Units and Class B1 Units hereafter acquired by the Corporation, SunEdison or any of SunEdison’s Permitted Transferees. This Agreement shall apply to, mutatis mutandis, and all references to “Class A Units,” “Class B Units” or “Class B1 Units” shall be deemed to include, any security, securities or other property of Terra LLC which may be issued in respect of, in exchange for or in substitution of Class A Units, Class B Units or Class B1 Units, as applicable, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

Section 2.3 Class A Common Stock to be Issued.

(a) If any Exchange in accordance with this Agreement is to be effected in a manner that would require registration under Applicable Securities Laws and such required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Terra LLC Unitholder requesting the Exchange, the Corporation shall use its commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. The Corporation shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery.

(b) The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude Terra LLC from satisfying its obligations in respect of the Exchange of Terra LLC Units by delivery of Class A Common Stock which is held in the treasury of the Corporation, in a manner consistent with the requirements of Treasury Regulations Section 1.1032-3(c) so as to allow Terra LLC to make such exchange without recognizing any gain or loss on the transaction for federal income tax purposes.

(c) Prior to the effective date of this Agreement, the Corporation and Terra LLC will take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Corporation (including derivative securities with respect thereto) and any securities which may be deemed to be equity securities or derivative securities of the Corporation for such purposes that result from the transactions contemplated by this Agreement, by each Terra LLC Unitholder who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Corporation upon the registration of any class of equity security of the Corporation pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such Terra LLC Unitholder whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such person pursuant to this Agreement).

(d) If any Takeover Law (as defined below) or other similar law or regulation becomes or is deemed to become applicable to this Agreement or any of the transactions contemplated hereby, the Corporation or Terra LLC shall use their commercially reasonable efforts to render such law or regulation inapplicable to all of the foregoing.

(e) Each of the Corporation and Terra LLC covenants that all Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable, will pass to the applicable exchanging Terra LLC Unitholder free and clear of any liens, security interests and other encumbrances other than any such liens, security interests or other encumbrances imposed by such exchanging Terra LLC Unitholder and will not be subject to any preemptive right of stockholders of the Corporation or to any right of first refusal or other right in favor of any person or entity.

(f) No Exchange shall impair the right of the exchanging Terra LLC Unitholder to receive any distributions payable on the Terra LLC Units so exchanged in respect of a record date that occurs prior to the Exchange Date for such Exchange. For the avoidance of doubt, no exchanging Terra LLC Unitholder shall be entitled to receive, in respect of a single record date, distributions or dividends both on Terra LLC Units exchanged by such holder and on Class A Common Stock received by such holder in such Exchange.

Each Terra LLC Unitholder acknowledges and agrees that the shares of Class A Common Stock to be issued upon the occurrence of an Exchange in a transaction not registered under the Securities Act will constitute “restricted securities” as defined by Rule 144 promulgated under the Securities Act, and may not be sold or transferred in the absence of an effective registration statement under the Securities Act and registration or qualification under other Applicable Securities Laws or an exemption from such registration or qualification and certificates (or account entries in the case of book-entry securities) evidencing shares of Class A Common Stock issued upon an Exchange may bear an appropriate legend.

Section 2.4 Withholding; Certification of Non-Foreign Status; Section 1603 Certification.

(a) If the Corporation or Terra LLC shall be required to withhold any amounts by reason of any Federal, State, local or foreign tax rules or regulations in respect of any Exchange, the Corporation or Terra LLC, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including at its option withholding shares of Class A Common Stock with a fair market value equal to the minimum amount of any taxes which the Corporation or Terra LLC, as the case may be, may be required to withhold with respect to such Exchange. To the extent that amounts (or property) are so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the appropriate Terra LLC Unitholder.

(b) Notwithstanding anything to the contrary herein, each of Terra LLC and the Corporation may, at its own discretion, require as a condition to the effectiveness of an Exchange that an exchanging Terra LLC Unitholder deliver to Terra LLC or the Corporation, as the case may be, a certification of non-foreign status in accordance with Treasury Regulation Section 1.1445-2(b). In the event Terra LLC or the Corporation has required delivery of such certification but an exchanging Terra LLC Unitholder is unable to do so, Terra LLC shall nevertheless deliver or cause to be delivered to the exchanging Terra LLC Unitholder the Class A Common Stock in accordance with Section 2.1 of this Agreement, but subject to potential withholding as provided in Section 2.4(a).

(c) On the last day of each calendar quarter until the earlier of (a) such time as Terra LLC no longer is subject to potential liability for recapture of a grant pursuant to Section 1603 of the American Recovery and Reinvestment Tax Act of 2009, as amended, and (b) such time as which Riverstone no longer holds any Terra LLC Units, Riverstone shall deliver to the Corporation and Terra LLC a Section 1603 Certification in the form set forth in Exhibit C. Notwithstanding anything to the contrary herein, each of Terra LLC and the Corporation may, at its own discretion, require as a condition to the effectiveness of an Exchange that Riverstone shall have delivered to the Corporation and Terra LLC such a certificate for the applicable calendar quarter.

ARTICLE III

Section 3.1 Representations and Warranties of the Corporation and of Terra LLC. Each of the Corporation and Terra LLC represents and warrants that (i) it is a corporation or limited liability company duly incorporated or formed and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate or limited liability company power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and, in the case of the Corporation, to issue the Class A Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (including, in the case of the Corporation, the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate or limited liability company action on its part, including all actions necessary to ensure that the acquisition of shares of Class A Common Stock pursuant to the transactions contemplated hereby shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of “anti-takeover laws and regulations” of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby (collectively, “Takeover Laws”), (iv) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not (A) result in a violation of its Certificate of Incorporation or Bylaws or other organizational documents, (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which it is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to it or by which any property or asset of it is bound or affected, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not reasonably be expected to have a material adverse effect on it or its business, financial condition or results of operations.

Section 3.2 Representations and Warranties of the Terra LLC Unitholders. Each Terra LLC Unitholder, severally and not jointly, represents and warrants that (i) it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization or formation, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Terra LLC Unitholder, (iv) this Agreement constitutes a legal, valid and binding obligation of such Terra LLC Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally and (v) the execution, delivery and performance of this Agreement by such Terra LLC Unitholder and the consummation by such Terra LLC Unitholder of the transactions contemplated hereby will not (A) result in a violation of the Certificate of Incorporation or Bylaws or other organizational documents of such Terra LLC Unitholder or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Terra LLC Unitholder is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Terra LLC Unitholder, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such Terra LLC Unitholder of this Agreement.

ARTICLE IV

Section 4.1 Additional Terra LLC Unitholders. To the extent a Terra LLC Unitholder (including SunEdison) validly transfers any or all of its Terra LLC Units to another person in a transaction in accordance with, and not in contravention of, the Terra LLC Operating Agreement, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Terra LLC Unitholder hereunder; provided, however, that such Permitted Transferee shall be subject to any restrictions on Exchange that would have applied to the transferor. To the extent Terra LLC issues Terra LLC Units in the future, then the holder of such Terra LLC Units shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a Terra LLC Unitholder hereunder.

Section 4.2 Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 4.2):

(a) If to the Corporation or to Terra LLC, to:

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

Attn: General Counsel

Facsimile: (866) 773-0791

(b) If to any Terra LLC Unitholder, to the address and other contact information set forth in the records of Terra LLC from time to time.

Section 4.3 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 4.4 Binding Effect; No Third Party Beneficiaries. This Agreement shall, from and after the Effective Time, be binding upon and inure to the benefit of all of the parties and their successors, executors, administrators, heirs, legal representatives and permitted assigns, including, without limitation and without the need for an express assignment, any Permitted Transferee, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Terra LLC Units in violation of the terms of the Terra LLC Operating Agreement or applicable law. This Agreement shall not be assignable by the Corporation or Terra LLC without the prior written consent of SunEdison and the Requisite Holders. In the event the Corporation or Terra LLC or any of its successors or assigns (i) consolidates with or merges into any other person or entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either case, as a condition to such consolidation, merger or transfer, proper provisions shall be made such that the successors and assigns of the Corporation or Terra LLC, as the case may be, will assume its obligations set forth in this Agreement, and this Agreement shall be enforceable against such successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties and their respective successors and permitted assigns any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 4.5 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.6 Integration. This Agreement, together with the Terra LLC Operating Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 4.7 Amendment. The provisions of this Agreement may be amended, supplemented, waived or modified only by the affirmative vote or written consent of each of the Corporation, Terra LLC, SunEdison and the Requisite Holders; provided, however, that no such amendment, supplement, waiver or modification shall (i) materially alter or change any rights or obligations of any Terra LLC Unitholders in a manner that is different or prejudicial relative to any other Terra LLC Unitholders, without the prior written consent of at least two-thirds (2/3) in interest of the Terra LLC Unitholders (based on the number of Terra LLC Units held by such holders) affected in such a different or prejudicial manner or (ii) alter, supplement or amend the Exchange Rate as adjusted from time to time pursuant to Section 2.2 hereof (or the adjustments provided therein) without the prior written consent of each affected Terra LLC Unitholder. Notwithstanding the foregoing, the Corporation, Terra LLC and SunEdison, without the consent of any Requisite Holders, may amend, supplement, waive or modify any term of this Agreement to cure any ambiguity, mistake, defect or inconsistency contained herein.

Section 4.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 4.9 Arbitration; Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration. The arbitration shall take place in Wilmington, Delaware and be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) then in effect (except as they may be modified by mutual agreement of the Corporation, Terra LLC, SunEdison and the Requisite Holders). The

arbitration shall be conducted by three neutral, impartial and independent arbitrators, who shall be appointed by the AAA, at least one of whom shall be a retired judge or a senior partner at one of the nationally recognized Delaware-based law firms. The arbitration award shall be final and binding on the parties. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. The costs of the arbitration shall be borne by the Corporation. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the parties hereto may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each party hereto (i) expressly consents to the application of paragraph (c) of this Section 4.9 to any such action or proceeding and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

(c) EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR ANY DELAWARE STATE COURT, IN EACH CASE, SITTING IN THE CITY OF WILMINGTON, DELAWARE FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 4.9, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(d) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 4.9 and such parties agree not to plead or claim the same, and agree that service of process upon such party in any such action, suit, demand or proceeding shall be effective if notice is given in accordance with Section 4.2.

Section 4.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 4.10.

Section 4.11 Tax Treatment. This Agreement shall be treated as part of the partnership agreement of Terra LLC as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. Each party hereto agrees to report each Exchange for U.S. federal income tax purposes as a taxable sale or exchange of Class B or Class B1 Units by the applicable Terra LLC Unitholder in exchange for Class A Common Stock (in conjunction with the cancellation of Class B or Class B1 Common Stock, as applicable) and no party shall take a contrary position on any U.S. federal, state or local income tax return: (i) except as otherwise required by a “determination” as defined in Section 1313 of the Code, or (ii) unless such party provides a written opinion by a nationally recognized accounting or law firm, which opinion is reasonably satisfactory to both SunEdison and Terra LLC, that such Exchange should not be treated as a taxable sale or exchange for federal income tax purposes.

Section 4.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 4.13 Independent Nature of Terra LLC Unitholders’ Rights and Obligations. The obligations of each Terra LLC Unitholder hereunder are several and not joint with the obligations of any other Terra LLC Unitholder, and no Terra LLC Unitholder shall be responsible in any way for the performance of the obligations of any other Terra LLC Unitholder hereunder. The decision of each Terra LLC Unitholder to enter into to this Agreement has been made by such Terra LLC Unitholder independently of any other Terra LLC Unitholder. Nothing contained herein, and no action taken by any Terra LLC Unitholder pursuant hereto, shall be deemed to constitute an action of the Terra LLC Unitholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Terra LLC Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporation acknowledges that the Terra LLC Unitholders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

Section 4.14 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

TERRAFORM POWER, INC.

By:	/s/ Sebastian Deschler
Name:	Sebastian Deschler
Title:	Senior Vice President, General Counsel and Secretary

TERRAFORM POWER, LLC

By:	/s/ Sebastian Deschler
Name:	Sebastian Deschler
Title:	General Counsel

SUNEDISON, INC.

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Exchange Agreement]

EXHIBIT A

[FORM OF]

ELECTION OF EXCHANGE

TerraForm Power, Inc.

TerraForm Power, LLC

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

Attn: General Counsel

Reference is hereby made to the Exchange Agreement, dated as of July 23, 2014 (as amended, the “Exchange Agreement”), by and among TerraForm Power, Inc., a Delaware corporation, TerraForm Power, LLC, a Delaware limited liability company, SunEdison, Inc., a Delaware corporation, and the other Persons from time to time party thereto (as Terra LLC Unitholders). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Terra LLC Unitholder hereby transfers to Terra LLC for cancellation, the number of Terra LLC Units set forth below in Exchange for shares of Class A Common Stock to be issued in its name as set forth below, as set forth in the Exchange Agreement. [The foregoing transfers shall be [effective as of                     ][and][conditioned upon satisfaction of the following conditions:     .]1

Legal Name of Terra LLC Unitholder:

Address:

Number of Terra LLC Units to be Exchanged:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Terra LLC Units subject to this Election of Exchange are being transferred free and clear of any pledge, lien, security interest, encumbrance, equities or claim; (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Terra LLC Units subject to this Election of Exchange is required to be obtained by the

[1]	Insert Exchange Date and/or contingency, if applicable.

Exhibit A-1

undersigned for the transfer of such Terra LLC Units; and (v) the undersigned is the record holder of shares of Class B or Class B1 Common Stock, as applicable, in an amount equal to at least the number of Terra LLC Units subject to this Election of Exchange and will retain ownership of such minimum number of shares of Class B or Class B1 Common Stock, as applicable, through the Exchange Date.

The undersigned hereby irrevocably constitutes and appoints any officer of the Corporation or Terra LLC as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to (i) transfer to Terra LLC (A) for cancellation by Terra LLC, the Terra LLC Units subject to this Election of Exchange and (B) for cancellation by the Corporation, the number of shares of Class B or Class B1 Common Stock, as applicable, equal to the number of Terra LLC Units subject to this Election and Exchange (which such common stock will be cancelled immediately thereafter by the Corporation) and (ii) deliver to the undersigned the shares of Class A Common Stock to be delivered in Exchange for such Terra LLC Units.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

Exhibit A-2

EXHIBIT B

[FORM OF]

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [            ], 201[    ] (as amended, the “Exchange Agreement”), by and among TerraForm Power, Inc., a Delaware corporation, TerraForm Power, LLC, a Delaware limited liability company, SunEdison, Inc., a Delaware corporation, and the other Persons from time to time party thereto (as Terra LLC Unitholders). Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Exchange Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Exchange Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Exchange Agreement having acquired Terra LLC Units. By signing and returning this Joinder Agreement to the Corporation and to Terra LLC, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a holder of Terra LLC Units contained in the Exchange Agreement, with all attendant rights, duties and obligations of a Terra LLC Unitholder thereunder and (ii) makes each of the representations and warranties of a Terra LLC Unitholder set forth in Section 3.2 of the Exchange Agreement as fully as if such representations and warranties were set forth herein. The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Corporation and by Terra LLC, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

Name:

Address for Notices	With copies to:

Attention:

Exhibit B-1

EXHIBIT C

[FORM OF]

SECTION 1603 CERTIFICATION

Exhibit C-1

Form of 1603 Certificate

GENERAL PARTNER CERTIFICATE

Dated as of [            ], 2014

The undersigned, an Authorized Person of [                    ], a Delaware limited liability company, the sole member of [                    ] and the general partner of [                    ], in connection with that certain legal opinion to be delivered by [Opinion Issuer] to [Riverstone Entity] dated as of the date hereof relating to the ownership of a [wind/solar] generation facility [to be constructed] in [location] (the “Project”), does hereby certify the following as of the date hereof:

Riverstone Entity Structure

[                    ] is the general partner of [                    ]. [                    ] is a Delaware limited liability company taxable as a corporation for U.S. federal income tax purposes.

The limited partners of [                    ] are as follows: [list of limited partners].

[                    ] Structure

[                    ] is the general partner of [                    ].

The limited partners of [                    ] are: [list of limited partners].

[                    ] is a Delaware limited partnership taxable as a corporation for U.S. federal income tax purposes.

[                    ] is a Delaware limited partnership taxable as a corporation for U.S. federal income tax purposes.

[                    ] is a Delaware limited partnership taxable as a corporation for U.S. federal income tax purposes.

[                    ] is a Delaware limited partnership taxable as a corporation for U.S. federal income tax purposes.

The general partner of [                    ] is [                    ]. The sole limited partner of [                    ] is [                    ]. The general partner of [                    ] is [                    ]. Each limited partner of [                    ] is an individual or an entity that is taxable as a corporation for U.S. federal income tax purposes and each limited partner is subject to U.S. tax on its distributive share of the income from the Project.

[                    ] Structure

The sole limited partner of [                    ] is [                    ], a Delaware limited partnership, which is taxable as a corporation for U.S. federal income tax purposes. [                    ] is the general partner of [                    ].

[                    ] Structure

Each limited partner of [                    ] is an individual, a trust established by an individual whose sole beneficiaries are individual family members or their estates, or an entity that is taxable as a corporation for U.S. federal income tax purposes and each limited partner is subject to U.S. tax on its distributive share of the income from the Project. [                    ] is the general partner of [                    ] and is taxable as a partnership for U.S. federal income tax purposes. [                    ] is the sole member of [                    ]. Each member of [                    ] is an

individual or an entity that is taxable as a corporation for U.S. federal income tax purposes, and each member is subject to U.S. tax on its distributive share of the income from the Project.

[                    ] Structure

[                    ] is the general partner of [                    ]. [                    ] is the sole member of [                    ].

The sole limited partner of [                    ] is [                    ]. The general partner of [                    ] is [                    ], and the limited partners of [                    ] are [                    ] and [                    ].

The sole member of [                    ] is [                    ].

The general partner of [                    ] is [                    ], which is taxable as a partnership for U.S. federal income tax purposes. Each shareholder of [                    ] is an individual or an entity that is taxable as a corporation for U.S. federal income tax purposes, and each limited partner is subject to U.S. tax on its distributive share of the income from the Project.

Each limited partner of [                    ] is an individual or an entity this is taxable as a corporation for U.S. federal income tax purposes, and each limited partner is subject to U.S. tax on its distributive share of the income from the Project.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date first above written.

[ ]

By:
[ ]
Authorized Person

21